UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

Novus Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 238-8090

(Registrant’s Telephone Number, Including Area Code)

Tokai Pharmaceuticals, Inc.

255 State Street, 6th Floor

Boston, Massachusetts

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

EXPLANATORY NOTE

On May 11, 2017, the Company effected a reverse split of its issued and outstanding common stock at a ratio of one-for-nine. Unless otherwise noted herein, references to share and per-share amounts in this Current Report on Form 8-K do not give effect to this reverse stock split. See Item 3.03 for additional information regarding this stock split.

Item 1.01	Entry into a Material Agreement

As previously disclosed, Novus Therapeutics, Inc. (formerly “Tokai Pharmaceuticals, Inc.”), a Delaware corporation (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with certain purchasers named therein (the “Purchasers”) on January 31, 2017, pursuant to which the Purchasers agreed to purchase approximately $4,000,000 of the Company’s common stock through the purchase of 3,603,601 shares of the Company’s common stock at a price of $1.11 per share.

On May 10, 2017, the Company and the Purchasers closed the transaction contemplated by the Stock Purchase Agreement, whereby the Company issued to the Purchasers an aggregate of 3,603,601 shares of the Company’s common stock for the purchase price described above.

On May 10, 2017, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”) under which the Company agreed to file a registration statement on Form S-3 to register under the Securities Act of 1933, as amended (the “Securities Act”), the shares issued pursuant to the Stock Purchase Agreement. A copy of the Registration Rights Agreement is filed herewith as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on December 21, 2016, the Company, Otic Pharma, Ltd., a private limited company organized under the laws of the State of Israel (“Otic Pharma”), and the shareholders of Otic Pharma (each a “Seller” and collectively, the “Sellers”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which, among other things, each Seller agreed to sell to the Company, and the Company agreed to purchase from each Seller, all of the ordinary and preferred shares of Otic Pharma (“Otic Pharma Shares”) owned by such Seller in exchange for the issuance of a certain number of shares of common stock of the Company, as determined pursuant to the terms of the Share Purchase Agreement (the “Otic Transaction”). The parties amended and restated the Share Purchase Agreement on March 2, 2017. A complete description of the terms of the Share Purchase Agreement is included in the Company’s Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 7, 2017.

On May 9, 2017, the Company, Otic Pharma and the Sellers closed the transaction contemplated by the Share Purchase Agreement, and the Company issued to the Sellers an aggregate 36,249,237 shares of the Company’s common stock in exchange for the Otic Pharma Shares. Following the completion of the Otic Transaction, the business being conducted by the Company became primarily the business conducted by Otic Pharma, which is a specialty pharmaceutical company focusing on the development of ear, nose, and throat (ENT) product candidates.

In connection with the Otic Transaction, the name of the surviving corporation was changed to “Novus Therapeutics, Inc.” The Company’s common stock will remain listed on The NASDAQ Stock Market, with trading having commenced on a post-split basis (giving effect to the Reverse Stock Split described below) and under the new name as of May 11, 2017. The trading symbol also changed on that date from “TKAI” to “NVUS.” The Company’s common stock is represented by a new CUSIP number 67011N105.

Immediately following the closing of the Otic Transaction and prior to the Reverse Stock Split and the closing under the Stock Purchase Agreement, there were 58,890,886 shares of the Company’s common stock issued and outstanding, with the Sellers beneficially owning approximately 61.6% of the outstanding shares. All of the Sellers are party to lock-up agreements, pursuant to which such they have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of the Company’s common stock, including, as applicable, shares received in the Otic Transaction, for a period of 180 days following the completion of the Otic Transaction.

The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the Amended and Restated Share Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Share Purchase Agreement, the Company issued 36,249,237 shares of common stock on May 9, 2017. The nature of the transaction, the nature and amount of consideration received by the Company are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such sales were exempt from registration under Section 4(a)(2) and Regulation D and Regulation S under the Securities Act, and the rules promulgated thereunder.

Pursuant to the Stock Purchase Agreement, the Company issued an additional 3,603,601 shares of common stock on May 10, 2017. The nature of the transaction, the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such sales were exempt from registration under Section 4(a)(2) and Regulation D and Regulation S under the Securities Act, and the rules promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders

On May 9, 2017, the Company held a special meeting of stockholders (the “Special Meeting”) to consider and vote on certain proposals relating to the Share Purchase Agreement and the Stock Purchase Agreement, each as described more fully in the Proxy Statement. As described below under Item 5.07, the Company’s stockholders approved the proposal presented at the Special Meeting to authorize the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “COI”) to effect a reverse split of the Company’s common stock within a range of 1-for-1 to 1-for-10 (the “Reverse Stock Split Proposal”). Following the approval of the Reverse Stock Split Proposal at the Special Meeting, the Company filed on May 9, 2017 a Certificate of Amendment to the COI for the purpose of implementing the Reverse Stock Split Proposal at a ratio of 1-for-9, with such reverse split to be effective as of 12:01 a.m. (ET) on May 11, 2017 (as implemented, the “Reverse Stock Split”).

As a result of the implementation of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split will be reduced into a smaller number of shares, such that every 9 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split will be combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split, and giving effect to the shares issued in the Otic Transaction and the Stock Purchase Agreement, there will be approximately 7 million shares (post-split) of the Company’s common stock issued and outstanding. Unless otherwise noted herein, references to share amounts do not reflect the Reverse Stock Split.

No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares otherwise resulting from the Reverse Stock Split will be rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the

Reverse Stock Split (after aggregating all fractions of a share to which the stockholder would otherwise be entitled) will receive a cash payment in an amount equal to the fair market value of the fractional share based on the closing price of the Company’s common stock on The NASDAQ Stock Market on May 10, 2017.

Also on May 9, 2017, in connection with and immediately following the Otic Transaction, the Company filed a further amendment to the COI to change the Company’s name from “Tokai Pharmaceuticals, Inc.” to “Novus Therapeutics, Inc.”

The foregoing descriptions of the amendments to the COI are subject to and qualified in their entirety by reference to full text of such amendments, copies of which are filed herewith as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 4.01	Change in Registrant’s Certifying Accountant

On May 10, 2017, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of Novus Therapeutics, Inc. (formerly known as Tokai Pharmaceuticals, Inc.), effective immediately. On the same date, the Audit Committee approved the appointment of Ernst & Young LLP (“E&Y”) as the Company’s new independent registered public accounting firm, effective as of such date.

The reports of PwC on the Novus Therapeutics, Inc. (formerly known as Tokai Pharmaceuticals, Inc.) financial statements for each of fiscal years ended December 31, 2016 and December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the subsequent interim period through May 10, 2017, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in their reports on the financial statements for such years.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of PwC’s letter, dated May 12, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the subsequent interim period through May 10, 2017, neither the Company, nor anyone acting on its behalf, consulted with E&Y regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and E&Y did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant

The disclosures set forth in Item 2.01 regarding the Otic Transaction and the disclosures set forth in Item 5.02 regarding the Company’s board of directors are incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Directors

In accordance with the Share Purchase Agreement, on May 9, 2016, effective immediately prior to the effective time of the Otic Transaction, each of Joseph A. Yanchik, III, David A. Kessler, Seth L. Harrison and Stephen Buckley, Jr. resigned from the Company’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In accordance with the Share Purchase Agreement, at the effective time of the Otic Transaction, on May 10, 2017, the board of directors and its committees were reconstituted, with Erez Chimovits, Cheryl A. Cohen and Jodie P. Morrison appointed as Class I directors of the Company whose terms expire at the Company’s 2018 annual meeting of stockholders; Keith A. Katkin and John S. McBride appointed as Class II directors of the Company whose terms expire at the Company’s 2019 annual meeting of stockholders; and Gregory J. Flesher and Gary A. Lyons appointed as Class III directors of the Company whose terms expire at the Company’s 2017 annual meeting of stockholders. In addition, Keith A. Katkin, Gary A. Lyons and Cheryl A. Cohen were appointed to the Company’s Audit Committee, Gary A. Lyons and Cheryl A. Cohen were appointed to the Compensation Committee and Keith A. Katkin and Cheryl A. Cohen were appointed to the Nominating and Governance Committee.

Officers

On May 10, 2017, the newly constituted Board of Directors appointed Gregory J. Flesher as Chief Executive Officer (in which capacity he will serve as the Company’s principal executive officer), Christine G. Ocampo as Chief Financial Officer and Chief Compliance Officer (in which capacity she will serve as the Company’s principal financial and accounting officers), and Catherine C. Turkel as the Company’s Chief Development Officer, with such officers replacing their predecessors, Ms. Morrison and Mr. McBride. As of the date hereof, Mr. Flesher and Messes. Ocampo and Turkel are the sole officers of the Company.

Biographical information regarding each of the newly appointed directors and executive officers is included in the Proxy Statement and is incorporated herein by reference.

Mr. Flesher and Ms. Ocampo are currently both a party to at-will employment agreements with Otic, which provide for an annual base salary of $400,000 and $255,000, respectively, and an annual bonus in the target amounts equal to 40% and 25% of their respective base salaries. The Company intends to enter into new employment agreements with Mr. Flesher and Ms. Ocampo and expects that these agreements will provide for at-will employment, provide for each officer’s base salary, an annual incentive bonus opportunity and standard employee benefit plan participation, including participation in equity incentive plans maintained by the Company.

In connection with the resignation of the officers of the Company, Jodie P. Morrison and John S. McBride became entitled to receive the severance and change of control payments as described in each of their employment agreements. For additional information regarding these payments, please refer to “Interests of Tokai’s Directors and Officers — Quantification of Payments and Benefits to Tokai’s Named Executive Officers” on page 89 of the Proxy Statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth in Item 3.03 regarding the amendments to the Company’s COI are incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2017, the Company held the Special Meeting to vote on the four proposals described in the Proxy Statement. As of April 3, 2017, the record date for the Special Meeting, the Company had 22,641,651 shares of Common Stock outstanding and entitled to vote. At the Special Meeting, 19,032,694 shares were present in person or represented by proxy and entitled to vote. The number of votes cast for and against each proposal, as well as the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

1. To approve the issuance of shares of pursuant to the terms of the Share Purchase Agreement:

For	Against	Abstain	Broker Non-Votes
13,246,740	765,452	6,883	5,013,619

2. To approve the issuance of shares of pursuant to the terms of the Stock Purchase Agreement:

For	Against	Abstain	Broker Non-Votes
13,239,283	766,409	13,383	5,013,619

3. To approve and adopt the Reverse Stock Split Proposal:

For	Against	Abstain	Broker Non-Votes
18,389,503	625,712	17,479	0

4. To adjourn the Special Meeting, if needed, to solicit additional votes to approve the foregoing proposals:

For	Against	Abstain	Broker Non-Votes
17,574,016	1,330,100	128,577	1

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Otic Pharma Ltd. and its subsidiary, which comprise the balance sheets as of December 31, 2016 and 2015, and the related Statements of Operations, Changes in Shareholders Deficit and Cash Flows for the year and period then ended, and the related notes thereto, are contained in the Proxy Statement commencing on Page F-28 and are incorporated herein by reference.

The required unaudited consolidated interim financial statements of Otic Pharma Ltd. and its subsidiary as of and for the period ended March 31, 2017 will be filed as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof, but not later than July 25, 2017.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) will be filed as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof, but not later than July 25, 2017.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated May 9, 2017.

3.2	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated May 9, 2017.

10.1	Registration Rights Agreement, dated May 10, 2017, by and among the Company and the Purchasers.

16.1	Letter from PricewaterhouseCoopers LLP, dated May 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: May 15, 2017	By:	/s/ Gregory J. Flesher
Name: Gregory J. Flesher
Title: Chief Executive Officer